UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant		☐

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	☐	Preliminary Proxy Statement
	☐	Confidential, for Use of the Commission only(as permitted by Rule 14a-6(e)(2))
	☐	Definitive Proxy Statement
	☑	Definitive Additional Materials
	☐	Soliciting Material Pursuant to Section 240.14a-12

ISSUER DIRECT CORPORATION
(Name of Registrant as Specified in Its Charter)

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Issuer Direct Corporation
500 Perimeter Park Drive, Suite D
Morrisville, NC 27560

September 2, 2011

To Our Stockholders:

We are pleased to invite you to attend our Special Meeting of Stockholders to be held on Friday, September 30, 2011, at 9:00 a.m. EST in our corporate offices located at 500 Perimeter Park Drive, Suite D, Morrisville, NC  27560.  The Board of Directors has fixed the close of business on September 2, 2011 as the record date for the determination of Stockholders entitled to receive notice of, and to vote at, the Special Meeting. For directions to attend the meeting and vote in person, please visit our proxy website at https://www.iproxydirect.com/ISDR.

The attached Proxy Statement describes the matter proposed by your Board of Directors to be considered and voted upon by our stockholders at our Special Meeting. These items are more fully described in the following pages, which are hereby made part of this Notice.

The Company’s Proxy Statement and Proxy Card accompanies this Notice.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on September 30, 2011.  Our Proxy Statement is attached.  Financial and other information concerning the Company is contained in our Annual Report on Form 10-K for the year ended December 31, 2010, including financial statements.  Under rules issued by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a Proxy Card, and by notifying you of the availability of our proxy materials on the Internet.  The Proxy Statement and our Annual Report on Form 10-K are available on http://www.iproxydirect.com/ISDR.

Your vote is important. Whether you own relatively few or a large number of shares of our stock, it is important that your shares be represented and voted at the Special Meeting. Please vote your shares online or by telephone or, if you requested and received a printed set of proxy materials by mail, by returning the accompanying proxy card. Further instructions on how to vote your shares can be found in our Proxy Statement.

We appreciate your support and continued confidence.

Sincerely,

/s/ Brian R. Balbirnie
Brian R. Balbirnie
Chairman and Chief Executive Officer

ISSUER DIRECT CORPORATION

500 Perimeter Park Drive, Suite D
Morrisville NC 27560
(919) 481-4000

——————————————

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 30, 2011

——————————————

To our Stockholders:

A Special Meeting of Stockholders will be held on Friday, September 30th, 2011, at 9:00 a.m. EST in our corporate offices located at 500 Perimeter Park Drive, Suite D, Morrisville, NC  27560 (the “Special Meeting”) for the following purposes:

1.
To effect a reverse stock split of the issued and outstanding shares of the Company’s $0.001 par value common stock at any time prior to December 31, 2011 at a ratio of up to one for ten (1 for 10), as determined by the board of directors in its sole discretion.  No fractional shares will be issued: If the number of "pre-split" common shares is not evenly divisible by the ratio number, the "pre-split" shares will round up to the next number that is divisible by the ratio number.  The number of authorized common stock shall remain unaffected and the par value shall remain at $0.001 per share, and

2.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

You have the right to receive notice of and to vote at the Special Meeting if you were a stockholder of record at the close of business on September 2, 2011. Please complete, sign, date and return your proxy card to us in the enclosed, postage-prepaid envelope at your earliest convenience, even if you plan to attend the Annual Meeting. If you prefer, you can authorize your proxy through the Internet or by telephone as described in the proxy statement and on the enclosed proxy card. If you attend the meeting, you may revoke your proxy prior to its exercise and vote in person at the meeting. In the event that there are not sufficient stockholders present for a quorum or sufficient votes to approve a proposal at the time of the Special Meeting, the Special Meeting may be adjourned from time to time in order to permit further solicitation of proxies by the Company.

Your vote is important. If you are unable to attend in person and wish to have your shares voted, please vote as soon as possible, whether online, by telephone, by fax or by returning a proxy card sent to you in response to your request for printed proxy materials.

By Order of the Board of Directors,

/s/ Brian R. Balbirnie
Brian R. Balbirnie
Chairman and Chief Executive Officer

Morrisville North Carolina
September 2, 2011

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE OR VOTE OVER THE INTERNET FOLLOWING THE INSTRUCTIONS ON THE PROXY AS SOON AS POSSIBLE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO EXECUTE A PROXY CARD OR VOTE OVER THE INTERNET MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Why am I receiving these proxy materials?

You are receiving these proxy materials because you owned shares of common stock of our company, Issuer Direct Corporation (the “Company”), at the close of business on September 2, 2011, and, therefore, are eligible to vote at the Company’s Special Meeting of Stockholders to be held on Friday, September 30th, 2011, at 9:00 a.m. EST in our corporate offices located at 500 Perimeter Park Drive, Suite D, Morrisville, NC  27560 (the “Special Meeting”). Our board of directors (the “Board”) is soliciting your proxy to vote at the Special Meeting.

On what matters will I be voting?

At the Special Meeting, our stockholders will be asked to effect a reverse stock split of the issued and outstanding shares of the Company’s $0.001 par value common stock at any time prior to December 31, 2011 at a ratio of up to one for ten (1 for 10), as determined by the board of directors in its sole discretion.

The Board does not know of any matters to be presented at our Special Meeting other than those described in this proxy statement. However, if any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Where and when will the meeting be held?

The 2011 Special Meeting will be held at 500 Perimeter Park Drive, Suite D, Morrisville, NC  27560 on September 30, 2011 at 9:00 a.m., local time.

How can I obtain directions to the meeting?

For directions to the location of our Special Meeting, please visit our proxy website at https://www.iproxydirect.com/ISDR.

Who is soliciting my proxy?

Our Board is soliciting your proxy to vote at our Special Meeting. By completing and returning a proxy card, you are authorizing the proxy holder to vote your shares at our special meeting as you have instructed.

How many votes may I cast?

Each holder of common stock is entitled to one vote, in person or by proxy, for each share of our common stock held of record on the record date.

How many votes can be cast by all stockholders?

Our common stock is the only class of security entitled to vote at our Special Meeting.  As of the record date, we had 17,524,297 shares of common stock outstanding, each of which is entitled to one vote.

How many shares must be present to hold the meeting?

Our bylaws provide that a majority (50.1%) of the total number of shares of common stock outstanding constitutes a quorum and must be present to conduct a meeting of our stockholders.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Direct Transfer LLC., you are considered, with respect to those shares, the “stockholder of record.” Proxy Materials have been directly sent to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” Proxy Materials have been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by following their instructions which are included with this proxy, if applicable.

Can my shares be voted if I do not return the proxy card and do not attend the meeting in person?

If you hold shares in street name and you do not provide voting instructions to your broker, bank, or nominee, your shares will not be voted on any proposal for which your broker does not have discretionary authority to vote (a “broker non-vote”). Brokers generally have discretionary authority to vote shares held in street name on “routine” matters but not on “non-routine” matters. Proposals to ratify the appointment of the independent auditor are generally considered “routine” matters. Proposals to elect directors and to approve an employee stock purchase plan are “non-routine” matters.

If you do not vote the shares held in your name, your shares will not be voted. However, the Company may vote your shares if you have returned a blank or incomplete proxy card.

What is a reverse stock split?

The reverse stock split, as proposed in this proxy statement, will cause the number of all issued and outstanding shares of common stock to be reduced to a lesser number of common shares.  Each issued and outstanding share of common stock shall be divided by the ratio number, up to ten, as determined by the board of directors in its sole discretion.  For example, if you own 10,000 shares of Issuer Direct Corporation stock and IF the ratio number determined by the board of directors is five, a one-for- five reverse stock split will reduce your number of common shares to 2,000 shares after the reverse split.  If the number of common shares you own is not evenly divisible by the ratio number, your pre-split shares will round up to the next number that is divisible by the ratio number.  For example, if you own 10,003 shares of Issuer Direct Corporation stock and IF the ratio number is five, a one-for-five reverse stock split will reduce your number of common shares to 2,001 shares after the reverse split.  Or, if you own 10,019 shares of Issuer Direct stock, a one-for-five reverse stock split will reduce your number of common shares to 2,004 shares after the reverse split.

Is a reverse stock split a good or bad thing?

Actually, the reverse split is neutral; it is neither good nor bad.  The Company valuation remains the same; it is the capital structure that has changed.  Many institutional investors and mutual funds have rules against purchasing a stock whose price is below some minimum and/or not listed on a nationally recognized stock exchange.  Such a reverse split may eventually assist in making the company eligible for listing on a nationally recognized stock exchange such as the NYSE Amex LLC, formerly, the American Stock Exchange or the Nasdaq Stock Market.

Could the reverse stock split lower the value of my investment?

The reverse stock split will reduce the number of shares you own and, in theory, could increase the share price proportionately, but there is no assurance that the value of your stock will increase, in fact, the value of your investment could decrease.  Even if a reverse stock split is initiated for a very good reason, in some instances, it can result in a lowering of the stock price.

Will the reverse split affect the value of my common stock?

No one can predict the value of your stock.  In theory, because the total number of issued and outstanding common stock is reduced by the ratio number, then the value of your stock should increase by the same ratio number.  Such a proportional increase occurs very rarely, however, and you would be unwise to anticipate such an increase in value.

Will the reverse split change the number of common shares authorized or par value?

No, Issuer Direct Corporation is authorized by the state of Delaware to issue up to 100,000,000 shares of $0.001 par value common stock.  This number of authorized shares will not be changed and neither will the $0.001 par value be changed.

Will the reverse split affect my proportionate ownership in Issuer Direct Corporation?

No, your proportionate ownership represented by your common stock ownership will not change.  For example, if you own 10,000 shares of Issuer Direct Corporation stock and that stock currently represents a 0.001% ownership of Issuer Direct Corporation, after the reverse stock split your common shares will represent approximately the same ownership interest in Issuer Direct Corporation because every share of outstanding common stock is reduced by the same ratio number.

Has the Board of Directors recommended this reverse stock split?

Yes, the Board of Directors has recommended this reverse stock split.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares “FOR” the reverse split of the issued and outstanding shares of the Company’s $0.001 par value common stock.  Unless you give other instructions on your proxy card or electronically (internet or telephone), the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Company's Board of Directors as set forth in this Proxy Statement.

How many shareholder votes are required to approve the reverse split?

Our bylaws provide that matters coming before the Special Meeting will be decided by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the special meeting, except as otherwise provided by statute, our certificate of incorporation, or our bylaws.

With respect to any matter that is properly brought before the meeting, the election inspectors will treat abstentions as unvoted.

How do I vote?

You may vote using any of the following methods:

In person at the special meeting:

You may vote in person at the special meeting, either by attending the meeting yourself or authorizing a representative to attend the meeting on your behalf. You may also execute a proper proxy designating that person. If you are a street holder of shares, you must obtain a proxy from your broker, bank, or nominee naming you as the proxy holder and present it to the inspectors of election with your ballot when you vote at the special meeting.

Other ways to vote:

You may also vote by telephone or online as instructed in our Proxy, or by returning a proxy card or voting instruction form sent to you in response to your request for printed proxy materials.

Once I deliver my proxy, can I revoke or change my vote?

Yes. You may revoke or change your proxy at any time before it is voted by giving a written revocation notice to our corporate secretary, by delivering timely a proxy with a later date, or by voting in person at the meeting.

Who pays for soliciting proxies?

We are paying for all costs of soliciting proxies. Our directors, officers, and employees may request the return of proxies by mail, telephone, internet, telefax, telegram, or personal interview. We are also requesting that banks, brokerage houses, and other nominees or fiduciaries forward the soliciting material to their principals and that they obtain authorization for the execution of proxies. We will reimburse them for their expenses.

Could other matters be considered and voted upon at the meeting?

Our Board does not expect to bring any other matter before the Special Meeting and is not aware of any other matter that may be considered at the meeting. However, if any other matter does properly come before the meeting, the proxy holders will vote the proxies as the Board may recommend.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy at any time until it is voted.

How Can I Contact Issuer Direct to Request Materials or Information Referred to in these Questions and Answers?

By mail addressed to:  Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, NC  27560,  Attn: Chairman of the Board. By Phone, call 919.481.4000 or 888.752.VOTE, by fax, 212.521.3464 or by email, proxy@iproxydirect.com

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one set of materials to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of these materials and future stockholder communication documents to any stockholder at a shared address to which a single copy of these materials were delivered, or deliver a single copy of these materials  and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.  Stockholders may also address future requests regarding delivery of proxy materials and/or annual reports by contacting us at the address noted above.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS, MANAGEMENT, AND DIRECTORS

The following table sets forth information regarding the number of shares of our common stock beneficially owned as of September 2, 2011, by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person shown is c/o Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, NC  27560.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Name and address of Beneficial Owner, Directors and Named Executive Officers	Number of Shares	Percent of Class

Brian R. Balbirnie (Chairman and CEO)	6,089,750	33.84%
Wesley Pollard (Director, Secretary and Chief Financial Officer)	637,500	3.54%
Lori A. Jones (Director)	425,750	2.37%
All Directors and Executive Officers as a group (3 persons) (a)	7,153,000	39.75%

Other 5% Stockholders

James Michael (b)	2,779,677	15.45%
Adam Segal	1,650,000	9.17%

(a)	Includes options to purchase 93,750, 187,500, and 93,750 shares of commons stock held by Mr. Balbirnie, Mr. Pollard, and Ms. Jones, respectively that will vest on or before November 2, 2011.

(b)	Includes options to purchase 15,000 shares of common stock held by Mr. Michael that will vest on or before November 2, 2011.

PROPOSAL TO BE CONSIDERED

Approval of a Common Stock Reverse Stock Split

Overview and History

On September 1, 2011, the Board of Directors adopted a resolution declaring that a reverse stock split, as described below is advisable and directing that a proposal to approve the reverse stock split be submitted to our stockholders for approval.

Description of the Reverse Stock Split

The Board of Directors adopted a recommendation for the Company’s stockholders to approve a reverse stock split of the issued and outstanding shares of the Company’s $0.001 par value common stock at any time prior to December 31, 2011 at a ratio up to one for ten, as determined by the board of directors in its sole discretion.  No fractional shares will be issued: If the number of "pre-split" common shares is not evenly divisible by the ratio number, the "pre-split" shares will round up to the next number that is divisible by the ratio number.  The number of authorized common stock shall remain unaffected and the par value shall remain at $0.001 per share.

If the stockholders approve the reverse split, upon the filing of documentation with the Financial Industry Regulatory Authority (FINRA) and Issuer Direct Corporation’s stock transfer agent, Direct Transfer, it will become effective.  After the reverse stock split becomes effective, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities.

PLEASE NOTE THAT UNLESS SPECIFICALLY INDICATED TO THE CONTRARY, THE DATA CONTAINED IN THIS PROXY STATEMENT INCLUDING BUT NOT LIMITED TO SHARE NUMBERS, CONVERSION PRICES AND EXERCISE PRICES OF  OPTIONS, DOES NOT REFLECT THE IMPACT OF ANY REVERSE STOCK SPLIT THAT MAY BE EFFECTED PURSUANT TO THE TERMS OF THIS PROPOSAL.

Purpose

If the Board of Directors was to determine to implement the reverse stock split, its primary reason for doing so would be that it would have determined that it was in the best interests of Issuer Direct Corporation and our stockholders to attempt to reduce the number of issued and outstanding shares and to increase the per share trading value of our Common Stock.

We believe an increase in the per share trading value of our Common Stock would be beneficial because it would:

1)	improve the perception of our Common Stock as an investment security;

2)	reset our stock price to more normalized trading levels in the face of potentially extended market dislocation; and

3)	result in our Common Stock appealing to a broader range of investors to generate greater investor interest in us.

You should consider that, although our Board of Directors believes that a reverse stock split would likely increase the price of our Common Stock, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment), the market price of a company's shares of common stock may in fact not change in value, or could even decline in value, after a reverse stock split.  You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder's proportional ownership in our company.  However, should the overall value of our Common Stock decline after the proposed reverse stock split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Potential Effects of the Proposed Reverse Stock Split

The immediate anticipated effect of a reverse stock split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock.  However, we cannot predict the effect of any reverse stock split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s common stock following a reverse split declines.  We cannot assure you that the trading price of our Common Stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock.  The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

In the event a reverse stock split is effected, it will be effected simultaneously for all outstanding shares of our Common Stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Issuer Direct Corporation, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, in which case such fractional share will be rounded up to the next whole share.  Shares of our Common Stock issued pursuant to the reverse stock split will remain fully paid and nonassessable.  The reverse stock split will not affect Issuer Direct Corporation’s continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

As shown in the table below, in the event the reverse stock split is effected, one of its effects will be to effectively increase the proportion of authorized shares which are unissued relative to those which are issued.  This could result in our management being able to issue more shares without further stockholder approval.  Our Board of Directors believes that the continued availability of sufficient shares of our Common Stock is necessary and desirable to permit Issuer Direct Corporation the flexibility of engaging in future equity financings or acquisitions utilizing our Common Stock.

The following table provides estimates of the number of shares of our Common Stock authorized, issued and outstanding, reserved for issuance and authorized but neither issued nor reserved for issuance at the following times: (i) prior to any reverse stock split, (ii) in the event a reverse stock split is effected and it is at a 1:5 ratio, and (iii) in the event a reverse stock split is effected and it is at a 1:10 ratio:

Common Stock(1)	Pre-Reverse Split	Post-Reverse Split (1:5)	Post-Reverse Split (1:10)
Authorized	100,000,000	100,000,000	100,000,000
Issued and outstanding	17,524,297	3,504,860	1,752,430
Stock options plans (2)	1,247,000	249,400	124,700
Stock options available (2)	606,206	121.242	60,621
Available for issuance	80,622,497	96,124,498	98,062,249

(1)
These estimates do not reflect the effect of additional shares of our Common Stock which may be issued or reserved for issuance in connection with any future financing transaction. These estimates also do not reflect the potential effect of rounding up for fractional shares that may result from the reverse stock split.

(2)	Under the 2010 Equity Incentive Plan we have issued 1,247,000 options and have 606,206 options available for future grants.

The reverse stock split, if implemented, would not change the number of authorized shares of our Common Stock, which is currently 100,000,000, under our Certificate of Incorporation.  Therefore, because the number of issued and outstanding shares of our Common Stock would decrease, the number of shares remaining available for issuance would increase.  These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as acquisitions of companies or assets, sales of stock or securities convertible into Common Stock and raising additional capital.  We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.  We currently have no plans, proposals or arrangements, written or otherwise, at this time, to issue any of the additional available authorized shares of Common Stock that would result from a reverse stock split. If this proposal is approved, the additional authorized but unissued shares of Common Stock may generally be issued from time to time for such proper corporate purposes as may be determined by our Board, without further action or authorization by our stockholders, except for some limited circumstances where stockholder approval is required by law or the listing standards of any stock exchange on which our Common Stock may be listed at such time.

However, holders of Common Stock are not entitled to preemptive rights with respect to the issuance of additional Common Stock or securities convertible into or exercisable for Common Stock. Accordingly, the issuance of additional Common Stock or such other securities might dilute the ownership and voting rights of stockholders. Specifically, any such additional issuance may have the effect of significantly reducing the interest of the existing stockholders of the Company with respect to earnings per share, voting power, liquidation value and book and market value per share.

The reverse stock split could, if implemented and under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. As discussed above, the authorized shares are not being reduced by the reverse stock split, therefore additional shares could be issued, within the limits imposed by applicable law, in one or more transactions that could make a change in control or takeover of the Company more difficult than if the authorized shares were also reduced by the reverse stock split. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The reverse stock split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the reverse stock split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The reverse stock split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the reverse stock split has been proposed for the primary purpose of increasing the per share trading price of the Common Stock, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. The Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the reverse split with the intent that it be utilized as a type of anti-takeover device.

Effects on Ownership by Individual Stockholders.

If we implement a reverse stock split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse split by the appropriate ratio and then rounding up to the nearest whole share. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Manhattan, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, in which case such fractional share will be rounded up to the next whole share.

Effects on Options.

Our outstanding stock options  require that the number of shares of our Common Stock into which such options are convertible be adjusted proportionately in the event of a reverse stock split.  Accordingly, to the extent that Issuer Direct Corporation’s Board of Directors effects a stock split, the number of shares reserved for conversion of options and warrants will also adjust.

Board Discretion to Effect Reverse Stock Split

If the Board of Directors deems a reverse stock split to be necessary, the exact split ratio up to 1:10 will be determined by our Board of Directors, in its sole discretion. Our Board of Directors may effect only one reverse stock split in connection with this proposal, and only prior to December 31, 2011.

Par Value

In the event the reverse stock split is effected, the par value of our Common Stock will remain at $0.001 per share, the same pre-reverse split as post-reverse split. If the reverse stock split is effected, the total stated capital will be reduced and additional paid-in-capital will be increased in the same amount, as discussed below.

Accounting Consequences

The par value of our Common Stock would remain unchanged at $0.001 per share after the reverse stock split. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of the reverse stock split to holders of our shares. This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses holders who hold their shares as capital assets within the meaning of the Code and does not address all aspects of U.S. federal income taxation that may be relevant to holders subject to special tax treatment, such as financial institutions, dealers in securities, insurance companies, regulated investment companies, persons that own shares as part of a hedge, straddle, or conversion transaction, persons whose functional currency is not the U.S. dollar, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment may differ from the treatment described below.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax consequences applicable to them that could result from the reverse stock split.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code and is not intended to be part of a plan to increase periodically a shareholder’s proportionate interest in our earnings and profits. Shareholders should not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, subject to the discussion in the next paragraph below regarding those shareholders that will receive a whole share of common stock instead of a fractional share. If the shares of common stock are held as capital assets, the holding period for shares of common stock after the reverse stock split will include the holding period of shares of common stock before the reverse split, and the adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of common stock before the reverse split.

There is no clear authority on whether a shareholder that receives a whole share of common stock instead of a fractional share realizes taxable income. Any tax liability likely would not be material in amount.  Shareholders who would receive a whole share instead of a fractional share should consider discussing this issue with their own advisors.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Fractional Shares

Issuer Direct Corporation  will not issue fractional shares of stock in connection with any reverse stock split. In lieu thereof, stockholders who would otherwise be entitled to receive a factional share as a consequence of the reverse stock split will be rounded up to the next whole share of our Common Stock. As a result, stockholders will not receive cash for fractional shares.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the amendment to our Certificate of Incorporation effecting the reverse stock split, and if our Board of Directors believes that effecting a reverse stock split is in the best interests of Issuer Direct Corporation and its stockholders, our Board of Directors will determine the ratio of the reverse stock split to be implemented and publicly announce such ratio.

Issuer Direct Corporation will file a certificate of amendment with the Secretary of State of the State of Delaware at such time as our Board of Directors has determined to be the appropriate Split Effective Time.  Our Board of Directors may delay effecting the reverse stock split without resoliciting stockholder approval. Beginning at the Split Effective Time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

In the event the reverse stock split is effected, as soon as practicable after the Split Effective Time, stockholders will be notified that the reverse stock split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares may surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by Issuer Direct Corporation. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent and the applicable transfer fee payable by the stockholder. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO.

Impact of Potential Reverse Stock Split Upon Other Data Contained in this Proxy Statement

Unless indicated to the contrary, the data contained in this proxy statement does not reflect the impact of any reverse stock split that may be effected pursuant to the terms of this Proposal No. 1.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF ISSUER DIRECT VOTE “FOR” THIS PROPOSAL.

ISSUER DIRECT CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS – SEPTEMBER 30, 2011 AT 9:00 AM

CONTROL ID:
REQUEST ID:

The undersigned, a stockholder of Issuer Direct Corporation (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Wesley Pollard proxy, with power of substitution, for and in the name of the undersigned to attend the 2011 special meeting of stockholders of the Company to be held at the Company’s offices, 500 Perimeter Park Drive, Suite D, Morrisville NC 27560, on Friday, September 30, 2011 beginning at 9:00 AM, local time, or at any adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/ISDR
PHONE:	Call toll free 1-866-752-VOTE (8683)

SPECIAL MEETING OF THE STOCKHOLDERS OF ISSUER DIRECT CORPORATION			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		à	FOR	AGAINST	ABSTAIN

To effect a reverse stock split of the issued and outstanding shares of the Company’s $0.001 par value common stock at any time prior to December 31, 2011 at a ratio of up to one for ten (1 for 10), as determined by the board of directors in its sole discretion.  No fractional shares will be issued: If the number of "pre-split" common shares is not evenly divisible by the ratio number, the "pre-split" shares will round up to the next number that is divisible by the ratio number.  The number of authorized common stock shall remain unaffected and the par value shall remain at $0.001 per share.
			☐	☐	☐

CONTROL ID:
REQUEST ID:

MARK HERE FOR ADDRESS CHANGE ☐
New Address (if applicable): ________________________ ________________________ ________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.
IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR Proposal 1 and as the Board of Directors may recommend on such other business as may properly come before the annual meeting.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)
Dated: ________________________, 2011